N-SAR Item 77Q(3) Exhibit
Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:


Evergreen Emerging Markets Growth Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		0		0.0000		27,548,339	19.20
Class B		0		0.0000		1,620,720	16.74
Class C		0		0.0000		9,536,808	16.62
Class I		0		0.0000		12,531,043	20.08


Evergreen Global Large Cap Equity Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		857,264		0.1830		4,512,207	12.66
Class B		13,484		0.0686		189,874		11.80
Class C		69,020		0.0915		723,965		11.64
Class I		19,813		0.2162		87,834		13.06


Evergreen Global Opportunities Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		889,044		0.1146		7,306,240	30.07
Class B		0		0.0000		1,593,212	24.51
Class C		0		0.0000		2,268,926	24.64
Class I		270,699		0.1801		1,476,116	30.96


Evergreen International Equity Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		4,876,557	0.1291		34,517,919	7.06
Class B		234,688		0.0699		3,051,892	6.89
Class C		414,223		0.0743		5,010,696	6.89
Class I		14,040,751	0.1482	   	70,043,334	7.11
Class R		74,891		0.1171		621,916	6.95


Evergreen Intrinsic World Equity Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		877,846		0.1136		7,337,643	14.41
Class B		631		0.0378		17,491  	14.13
Class C		1,414		0.0369  	51,636		14.11
Class I		1,852    	0.1435		13,016   	14.35


Evergreen Precious Metals Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		0		0.0000		9,386,801	79.48
Class B		0		0.0000		1,050,622	73.89
Class C		0		0.0000		4,530,766	73.32
Class I		0		0.0000	   	728,658		79.59